SEGALL BRYANT AND HAMILL LLC

AMENDMENT NO. 4 TO

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 4 effective December 31, 2019 (the “Amendment”) to the Investment Advisory Agreement made as of May 1, 2018 between SEGALL BRYANT & HAMILL TRUST (f/k/a WESTCORE TRUST), a Massachusetts business trust (the “Trust”), and SEGALL BRYANT AND HAMILL LLC, a Delaware limited liability company (the “Investment Adviser”), as amended (the “Agreement”).

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, the Trust has retained the Investment Adviser to furnish investment advisory and other services to the Trust for the series listed in Exhibit A and for other series of the Trust as agreed to by the parties from time to time (each, a “Fund” and collectively, the “Funds”);

WHEREAS, the parties seek to amend the Agreement to reflect a revised Exhibit A to remove the Segall Bryant & Hamill Smid Cap Value Dividend Fund that was liquidated and the addition of the Segall Bryant & Hamill Small Cap Core Fund;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Amendment.

Exhibit A to the Agreement is deleted in its entirety and replaced by Exhibit A attached hereto.

2.	No Other Changes.

Except as amended by this Amendment, the Agreement remains in full force and effect.

3.	Miscellaneous.

The captions in this Amendment are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Amendment shall not be affected thereby. This Amendment shall be binding and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Colorado law.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

SEGALL BRYANT & HAMILL TRUST

BY:

TITLE:

SEGALL BRYANT AND HAMILL LLC

BY:

TITLE:

Exhibit A

Name of Fund	Initial Termination Date	Fee Calculation
Segall Bryant & Hamill (“SBH”) All Cap Fund	November 15, 2020	Annual rate of 0.73% of the average daily net assets of the fund
SBH Colorado Tax Free Fund	April 30, 2020	Annual rate of 0.40% of the average daily net assets of the fund
SBH Emerging Markets Fund	November 15, 2020	Annual rate of 0.90% of the average daily net assets of the fund
SBH Fundamental International Small Cap Fund	April 30, 2020	Annual rate of 1.00% of the average daily net assets of the fund
SBH Global Large Cap Fund	April 30, 2020	Annual rate of 0.65% of the average daily net assets of the fund
SBH International Small Cap Fund	November 15, 2020	Annual rate of 0.90% of the average daily net assets of the fund
SBH Micro Cap Fund	April 30, 2020	Annual rate of 0.80% of the average daily net assets of the fund
SBH Mid Cap Value Dividend Fund	April 30, 2020	Annual rate of 0.65% of the average daily net assets of the fund
SBH Municipal Opportunities Fund	April 30, 2020	Annual rate of 0.40% of the average daily net assets of the fund
SBH Plus Bond Fund	April 30, 2020	Annual rate of 0.35% of the average daily net assets of the fund
SBH Quality High Yield Fund	April 30, 2020	Annual rate of 0.45% of the average daily net assets of the fund
SBH Short Term Plus Fund	November 15, 2020	Annual rate of 0.25% of the average daily net assets of the fund
SBH Small Cap Growth Fund	April 30, 2020	Annual rate of 0.65% of the average daily net assets of the fund
SBH Small Cap Value Dividend Fund	April 30, 2020	Annual rate of 0.80% of the average daily net assets of the fund

SBH Small Cap Value Fund	November 15, 2020	Annual rate of 0.80% of the average daily net assets of the fund
SBH Small Cap Core Fund	November 15, 2020	Annual rate of 0.80% of the average daily net assets of the fund
SBH Workplace Equality Fund	April 30, 2020	Annual rate of 0.65% of the average daily net assets of the fund